                            IGEN INTERNATIONAL, INC.
                                    FORM 10-Q
                       FOR THE QUARTER ENDED JUNE 30, 1999

                                  EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              Three Months Ended
                                                                   June 30,
                                                               1999         1998
                                                             --------    --------
Weighted average number of common shares outstanding           15,366      15,294
                                                             --------    --------


Net loss                                                     $ (5,073)   $ (2,905)

Plus accrued Series B convertible preferred stock dividend       (520)       (494)
                                                             --------    --------
Loss attributable to common shareholders                     $ (5,593)   $ (3,399)
                                                             --------    --------
                                                             --------    --------

Loss per share - basic and diluted                           $  (0.36)   $  (0.22)
                                                             --------    --------
                                                             --------    --------

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